EXHIBIT 21

LIST OF SUBSIDIARIES

The following is a list of the Registrant’s subsidiaries at December 31, 2008, other than certain subsidiaries that did not in the aggregate constitute a significant subsidiary.

Name	Jurisdiction of Formation
Centurion Pipeline GP, Inc.	Delaware
Centurion Pipeline LP, Inc.	Delaware
Centurion Pipeline L.P.	Delaware
D. S. Ventures, Inc.	Texas
EHPP Holdings Inc.	Delaware
Glenn Springs Holdings, Inc.	Delaware
INDSPEC Chemical Corporation	Delaware
INDSPEC Holding Corporation	Delaware
INDSPEC Technologies, Ltd.	Pennsylvania
Ingleside Cogeneration GP, Inc.	Delaware
Ingleside Cogeneration GP 2, Inc.	Delaware
Ingleside Cogeneration Limited Partnership	Delaware
Joslyn Partnership	Canada
Laguna Petroleum Corporation	Texas
NGL Ventures LLC	Delaware
Occidental Andina, LLC	Delaware
Occidental Argentina Exploration and Production, Inc.	Cayman Islands
Occidental (Bermuda) Ltd.	Bermuda
Occidental Canada Holdings Ltd.	Canada
Occidental Chemical Chile Limitada	Chile
Occidental Chemical Corporation	New York
Occidental Chemical Holding Corporation	California
Occidental Chemical Nevis, Inc.	Nevis
Occidental Chile Investments, LLC	Delaware
Occidental Crude Sales, Inc. (International)	Delaware
Occidental de Colombia, Inc.	Delaware
Occidental del Ecuador, Inc.	Nevis
Occidental Dolphin Holdings Ltd.	Bermuda
Occidental (East Shabwa), LLC	Nevis
Occidental Energy Marketing, Inc.	Delaware
Occidental Energy Ventures Corp.	Delaware
Occidental International Exploration and Production Company	California
Occidental International Holdings Ltd.	Bermuda
Occidental International (Libya), Inc.	Delaware
Occidental International Oil and Gas Ltd.	Bermuda
Occidental International Services, Inc.	Delaware
Occidental Joslyn GP 1 Co.	Canada
Occidental Joslyn GP 2 Co.	Canada
Occidental Latin America Holdings, Inc.	Delaware
Occidental Libya Oil & Gas B.V.	Netherlands
Occidental Mukhaizna, LLC	Delaware
Occidental of Elk Hills, Inc.	Delaware
Occidental of Oman, Inc.	Nevis
Occidental of Yemen (Block S-1), Inc.	Cayman Islands
Occidental Oil and Gas Holding Corporation	California

EXHIBIT 21 (cont’d.)

Name	Jurisdiction of Formation
Occidental OOOI Holder, Inc.	Delaware
Occidental Overseas Holdings B.V.	Netherlands
Occidental Overseas Operations, Inc.	Delaware
Occidental Peninsula, LLC	Delaware
Occidental Peninsula II, Inc.	Nevis
Occidental Permian Ltd.	Texas
Occidental Permian Manager LLC	Delaware
Occidental Petroleum Investment Co.	California
Occidental Petroleum of Qatar Ltd.	Bermuda
Occidental Power Services, Inc.	Delaware
Occidental PVC, LLC	Delaware
Occidental Qatar Energy Company LLC	Delaware
Occidental Quimica do Brasil Ltda.	Brazil
Occidental Resources Company	Cayman Islands
Occidental Transportation Holding Corporation	Delaware
Occidental Yemen Ltd.	Bermuda
OOG Partner Inc.	Delaware
OOOI Chemical International, LLC	Delaware
OOOI Chemical Management, Inc.	Delaware
OOOI Chile Holder, Inc.	Nevis
OOOI Oil and Gas Management, Inc.	Delaware
OOOI Oil and Gas Sub, LLC	Delaware
OXYMAR	Texas
OXY Dolphin E&P, LLC	Nevis
Oxy Cogeneration Holding Company, Inc.	Delaware
OXY Dolphin Pipeline, LLC	Nevis
Oxy Energy Canada, Inc.	Delaware
Oxy Energy Services, Inc.	Delaware
Oxy Holding Company (Pipeline), Inc.	Delaware
Oxy Libya, LLC	Delaware
Oxy Libya E&P Area 106 Ltd.	Bermuda
Oxy Libya E&P Area 124 Ltd.	Bermuda
Oxy Libya E&P Area 131 Ltd.	Bermuda
Oxy Libya E&P Area 163 Ltd.	Bermuda
OXY Long Beach, Inc.	Delaware
OXY NM LP	Texas
OXY Oil Partners, Inc.	Delaware
OXY PBLP Holder, Inc.	Delaware
OXY PBLP Manager, LLC	Delaware
Oxy Pipeline I Company	Delaware
OXY USA Inc.	Delaware
OXY USA WTP LP	Delaware
Oxy Vinyls Canada Co.	Canada
Oxy Vinyls, LP	Delaware
OXY VPP Investments, Inc.	Delaware
Oxy Westwood Corporation	California
Permian Basin Limited Partnership	Delaware
Permian VPP Holder, LP	Delaware
Permian VPP Manager, LLC	Delaware
Plains AAP, L.P.	Delaware

EXHIBIT 21 (cont’d.)

Name	Jurisdiction of Formation
PXP CV Pipeline LLC	Delaware
Repsol Occidental Corporation	Delaware
Stockdale Oil and Gas, Inc.	California
Vintage Petroleum Boliviana, Ltd.	Bermuda
Vintage Production California LLC	Delaware
Vintage Petroleum International, Inc.	Oklahoma
Vintage Petroleum International Holdings, Inc.	Delaware
Vintage Petroleum South America Holdings, Inc.	Cayman Islands